UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 28, 2020

NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After a detailed review carried out in conjunction with the Executive Committee of the Board of Directors (the “Board”) of NorthWest Indiana Bancorp (the “Bancorp”), on October 28, 2020, the Board approved various changes to the Bancorp’s senior leadership structure and made several appointments to the executive officer team to execute upon the Bancorp’s strategic vision resulting from the foregoing review.

Appointment of Robert T. Lowry as Executive Vice President, Chief Operating Officer

On October 28, 2020, the Board appointed Robert T. Lowry to the newly-created officer position of Executive Vice President, Chief Operating Officer, effective January 1, 2021. Mr. Lowry currently serves as the Bancorp’s Executive Vice President, Chief Financial Officer and Treasurer, a position he has held since November 2004. In his new role, Mr. Lowry will be responsible for managing the overall day-to-day operations of the Bancorp and its wholly-owned Indiana state-chartered bank subsidiary, Peoples Bank (the “Bank”).

Mr. Lowry, who is 58 years old, has been with the Bank since 1985 and has previously served as the Bank’s Assistant Controller, Internal Auditor and Controller. Mr. Lowry is a Certified Public Accountant (CPA) licensed in Indiana and a Chartered Global Management Accountant (CGMA). Mr. Lowry holds a Master’s of Business Administration Degree from Indiana University and is a graduate of America’s Community Bankers National School of Banking. Mr. Lowry has taught online courses for the American Bankers Association that focused on capital and liquidity management, interest rate risk and investments. Mr. Lowry is currently serving on the board of the Food Bank of Northwest Indiana as board chairman and chair of the executive committee. In addition, Mr. Lowry is a volunteer for the IRS Volunteer Income Tax Assistance (VITA) program. He is a member of the American Institute of Certified Public Accountants, the Indiana CPA Society and the Financial Managers Society.

Mr. Lowry did not enter into an employment agreement or any other compensatory plan, contract, or arrangement in connection with his appointment, and no changes were made to Mr. Lowry’s compensation in connection with his new position. There is no arrangement or understanding between Mr. Lowry and any other persons or entities pursuant to which Mr. Lowry was appointed as the Executive Vice President, Chief Operating Officer. There is no family relationship between Mr. Lowry and any member of the Board or any executive officer of the Bancorp, and there are no transactions between the Bancorp and Mr. Lowry that require disclosure under Item 404(a) of Regulation S-K.

Appointment of Peymon Torabi as Executive Vice President, Chief Financial Officer and Treasurer

On October 28, 2020, the Board appointed Peymon Torabi as the Executive Vice President, Chief Financial Officer and Treasurer of the Bancorp, effective January 1, 2021. Mr. Torabi currently serves as the Bancorp’s Senior Vice President, Controller, a position he has held since 2006. In his new role, Mr. Torabi will be responsible for the finance, accounting, financial reporting, and shareholder services functions of the Bancorp and the Bank.

Mr. Torabi, who is 44 years old, has been with the Bank since 2003 and, prior to holding his current position, served as the Bank’s Assistant Controller. Mr. Torabi is a Certified Public Accountant (CPA) licensed in Indiana and a graduate of Purdue University Northwest with a Master’s of Accountancy degree and undergraduate work in finance and accounting. Mr. Torabi has served as a limited-term lecturer for the College of Business at Purdue University Northwest since 2006, during which time he has taught advanced financial accounting, accounting information systems, and corporate taxation. Most recently, Mr. Torabi has been teaching courses on bank management and bank financial reporting, and helping to develop a curriculum for a joint initiative between the Indiana Bankers Association and the College of Business at Purdue University Northwest, to train and engage banking leaders of the future. Mr. Torabi is a 2015 graduate of the American Bankers Association Stonier Graduate School of Banking. He also proudly serves his community as a member of the Advisory Board for the College of Business at Purdue University Northwest, treasurer for the Board of Directors of the Hospice of the Calumet, and as a member of the Advisory Board for The Salvation Army of Lake County, Indiana.

Mr. Torabi did not enter into an employment agreement in connection with his appointment. Information regarding any material compensatory arrangement between the Bancorp and Mr. Torabi in connection with his appointment, or any grant or award to Mr. Torabi under any such arrangement, has not been finalized and, therefore, is unavailable at this time. The Bancorp will report such information, when it becomes available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

There is no arrangement or understanding between Mr. Torabi and any other persons or entities pursuant to which Mr. Torabi was appointed as the Executive Vice President, Chief Financial Officer and Treasurer. There is no family relationship between Mr. Torabi and any member of the Board or any executive officer of the Bancorp, and there are no transactions between the Bancorp and Mr. Torabi that require disclosure under Item 404(a) of Regulation S-K.

Leane E. Cerven to Assume Additional Position of Chief Risk Officer

 On October 28, 2020, the Board approved Leane E. Cerven, the Bancorp’s current Executive Vice President, General Counsel and Corporate Secretary, to assume the newly-created officer position of Chief Risk Officer in addition to her current positions, effective January 1, 2021. In her role as Chief Risk Officer, Ms. Cerven will be responsible for all compliance, Bank Secrecy Act, and risk management functions of the Bancorp and the Bank, in addition to all legal and corporate governance functions attendant to her current positions.

Ms. Cerven, who is 62 years old, has been employed by the Bancorp and the Bank since 2010. Prior to joining the Bancorp and the Bank, she was Vice President and Legal Counsel for Bank One and an Associate Attorney with Mayer, Brown & Platt. She is licensed to practice law in Indiana and Illinois. Ms. Cerven holds a J.D. from Valparaiso University School of Law and a B.A. (Political Science/Spanish) from the University of Minnesota, Minneapolis. She is a 2014 graduate of the American Bankers Association Stonier Graduate School of Banking, chair of the Stonier Graduate School of Banking Advisory Board, and a Stonier capstone advisor. She is also a co-chair of the ABA’s General Counsels Group. She serves as the President-Elect on the Board of South Shore Arts, Munster, Indiana, and as a member of the Bioethics Committees for St. Catherine Hospital, East Chicago, Indiana and St. Mary Medical Center, Hobart, Indiana.

Ms. Cerven did not enter into an employment agreement or any other compensatory plan, contract, or arrangement in connection with her appointment as Chief Risk Officer, and no changes were made to Ms. Cerven’s compensation in connection with her additional position. There is no arrangement or understanding between Ms. Cerven and any other persons or entities pursuant to which Ms. Cerven was appointed as the Chief Risk Officer. There is no family relationship between Ms. Cerven and any member of the Board or any executive officer of the Bancorp, and there are no transactions between the Bancorp and Ms. Cerven that require disclosure under Item 404(a) of Regulation S-K.

Item 8.01.      Other Events

On October 30, 2020, the Bancorp issued a press release announcing the foregoing officer appointments. A copy of the press is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the significant risks and uncertainties for our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of our remote work arrangements and staffing levels in branches and other operational facilities, and actions taken by governmental authorities and other third parties in response to the pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; customer acceptance of NWIN’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us.

Item 9.01.   Financial Statements and Exhibits.

                        (d) Exhibits.

99.1	Press Release regarding officer appointments dated October 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020

NORTHWEST INDIANA BANCORP

By: /s/ Robert T. Lowry
Name: Robert T. Lowry
Title: Executive Vice President, Chief
Financial Officer and Treasurer

INDEX TO EXHIBITS

            Exhibit
            Number          Description

99.1	Press Release dated October 30, 2020.